PURCHASE AND SALE AGREEMENT






                                    BETWEEN

                          ROYAL BLUE EXPLORATION INC.

                                      AND

                            MULTI METAL MINING CORP.















                     Dated as of the 22nd day of June, 2006



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                          PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made as of the 22nd day of June, 2006

AMONG:

      ROYAL BLUE EXPLORATION INC. a company existing under the laws of the State of Nevada and having its head office at 7251 West Lake Mead Blvd, suite 300, Las Vegas, NV, 89128 ("Royal Blue Exploration.")

AND:

      MULTI METAL MINING CORP., of 6075 Eastern Ave., Suite #1, Las Vegas, NV, 89119-3146 (the "Vendor")

WHEREAS:

A. The Vendor owns a 100% interest in a mineral exploration claim Royal Pit in the Yellow Pine Mining District, Geographically located in the SW Quarter, Section 7, TWNSP 25 South, Range 60 East Meridian, Clark County Nevada;

B. The Vendor wishes to sell and Royal Blue Exploration Inc. wishes to purchase a 100% interest in the Property on the terms and conditions contained in this Agreement.

In consideration of the premises, covenants and agreements contained in this Agreement, the parties covenant and agree each with the other as follows:

1.    INTERPRETATION

1.1   Definitions

For the purposes of this Agreement and the recitals in and Schedule to this Agreement, unless the context otherwise requires, the following words and phrases will have the meanings indicated below:

      (a)   "Agreement"  means  this  Agreement  including  the Schedule hereto,
            which   are   incorporated   by  this  reference,  as  amended   and
            supplemented;

      (b) "Property" means the Royal Pit in the Yellow Pine Mining District, Geographically located in the SW Quarter, Section 7, TWNSP 25 South, Range 60 East Meridian, Clark County Nevada as described in
            Schedule 1 hereto;

      (c) "Purchase Price" means the $2,500 purchase price for the Property as contemplated in this Agreement;

      (d)   "The Vendor" means Multi Metal Mining Corp;

      (e) "Royal Blue Exploration" means Royal Blue Exploration Inc., a company incorporated and existing under the laws of Nevada;







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1.2   Interpretation

In this Agreement, except as otherwise expressed or provided or as the context otherwise requires:

      (a) the headings and captions are provided for convenience only and will not form a part of this Agreement, and will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions; and

      (b) a reference to time or date is to the local time or date in Las Vegas, Nevada, USA, unless specifically indicated otherwise;

1.3   Amendment

No amendment, waiver, termination or variation of the terms, conditions, warranties, covenants, agreements and undertakings set out herein will be of any force or effect unless the same is reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this Agreement is executed.

1.4   Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar) and no waiver will constitute a continuing waiver unless otherwise expressly provided.

1.5   Schedule

The following Schedule is attached hereto and form a part hereof:

 Schedule Subject

    1     Description of Property

1.6   Currency

      All dollar ($) references in this Agreement are to United States dollars.

2.    PURCHASE AND SALE OF INTEREST

2.1   Purchase and Sale of Interest

Subject to the terms and conditions of this Agreement and based on the representations and warranties contained in this Agreement, Royal Blue Exploration Inc. hereby offers to purchase the Property from the Vendor and the Vendor hereby agrees to sell the Property to Royal Blue Exploration Inc.




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2.2   Consideration

In consideration for the sale by the Vendor to Royal Blue Exploration Inc. of the Property, Royal Blue Exploration Inc. will pay the Purchase Price for the Property to the Vendor on the Closing date.

3.    REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of The Vendor

The Vendor represents and warrants to and in favour of the Royal Blue Exploration Inc. as follows and acknowledges that Royal Blue Exploration Inc. is relying upon such representations and warranties in consummating the transactions contemplated by this Agreement:

      (a) This Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor in accordance with its terms;

      (b) Schedule 1 hereto contains an accurate and complete description of the Property;

      (c) No person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any interest in the Property;

      (d) The entering into, execution, delivery and performance by the Vendor of this Agreement will not violate or contravene or conflict with or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement or understanding pursuant to which the Vendor holds or has acquired its interest in the Property or any other contract, agreement, commitment, arrangement, understanding or restriction, written or oral, to which the Vendor is a party or by which it is bound;

      (e) To the best of the knowledge of the Vendor after due enquiry, there are no legal conflicts of any nature and no investigations or legal or administrative affairs pending against the Vendor in connection with the Property or for any other cause and there is no pending or threatened decree, decision, sentence, injunction, order or award of any court, arbitral tribunal or governmental authority or any action, procedure, arbitration, administrative or judicial investigation, actual or threatened, with respect to the Vendor or the Property;

      (f) The Vendor holds all right, title and interest in and to the Property, and the Property is free of any lien, claim, pledge, privilege, levy, lease, sublease or rights of any person and other than government royalties, government work requirements and other conditions imposed by a governmental authority;

3.2   Representations and Warranties of Royal Blue Exploration Inc.

Royal Blue Exploration Inc. represents and warrants to and in favour of the Vendor as follows and acknowledges that the Vendor is relying upon such representations and warranties in consummating the transactions contemplated by this Agreement:

      (a) Royal Blue Exploration Inc. is a corporation duly incorporated and validly subsisting and in good standing in the State of Nevada;







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      (b)   Royal Blue Exploration Inc. has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

      (c) The execution and delivery of this Agreement and the completion of the transactions contemplated herein will constitute a valid and binding obligation of Royal Blue Exploration Inc. enforceable against it in accordance with its terms;

      (d) The entering into, execution, delivery and performance by the Royal Blue Exploration Inc. of this Agreement will not violate or contravene or conflict with or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement, understanding or restriction, written or oral, to which Royal Blue Exploration Inc. is a party or by which it is bound or under the constating documents or directors' or shareholders' resolutions of Royal Blue Exploration Inc.;

4.    CLOSING

4.1   Time and Place of Closing

The closing (the "Closing") of this Agreement will take place at the offices of Royal Blue Exploration Inc. at 4:00 p.m. (Las Vegas time) on June 22nd, 2006.

4.2   Closing Documents

At Closing, the parties hereto will table the following documents:

      (a) Documents of The Vendor: The Vendor will table for delivery to Royal Blue Exploration Inc. title transfer documents relating to the Property in a form acceptable to Royal Blue Exploration Inc.'s legal counsel.

      (b) Documents of Royal Blue Exploration Inc. Royal Blue Exploration Inc. will table for delivery to the Vendor a Company check, or Bank Draft, or a check issued from an attorney's trust account for $2,500 made payable to the Vendor.



5.    TERMINATION

5.1   Mutual Termination

This Agreement may, prior to Closing, be terminated by the parties hereto by mutual agreement in writing notwithstanding anything contained herein.

6.    GENERAL PROVISIONS

6.1   Time of Essence

Time is and will be of the essence of each and every provision of this Agreement.




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6.2   Finder's Fees and Brokers' Commission

Each of the parties hereto represents to the other that it has not incurred any liability for any finders' fee or brokers' commission in connection with the execution of this Agreement or the consummation of the transactions contemplated herein.

6.3   Expenses

Royal Blue Exploration Inc. will be responsible for all fees and expenses in connection with the preparation, execution and delivery of this Agreement and the preparation and completion of all other agreements, documents, approvals and transactions contemplated by this Agreement.

6.4   Further Assurances

Each of the parties hereto will, whether before or after Closing and at the expense of Royal Blue Exploration Inc., execute and deliver all such further documents and instruments, give all such further assurances, and do all such acts and things as may reasonably be required to carry out the full intent and meaning of this Agreement.

6.5   Entire Agreement

This Agreement and the Schedule hereto contain the whole agreement among the parties hereto in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence between the parties hereto. There are no warranties, representations, terms, conditions or collateral agreements, express or implied, statutory or otherwise, among the Vendor and Royal Blue Exploration Inc. other than as expressly set forth in this Agreement and the Schedule hereto.

6.6   Enurement

This Agreement will enure to the benefit of and be binding upon each of the parties hereto and their respective successors, liquidators and permitted assigns.


6.7   Assignment

No party hereto may assign any of its right, title or interest in, to or under this Agreement, nor will any such purported assignment be valid amongst the parties hereto, except with the prior written consent of all parties hereto, such consent not to be unreasonably withheld.

6.8   Governing Law

This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada, USA and the laws of USA applicable therein. The parties hereto irrevocably attorn to the jurisdiction of the arbitrators and courts of the State of Nevada, USA and the venue for any actions or arbitrations arising out of this Agreement will be Las Vegas, Nevada, USA.




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6.9   Notices

All notices, payments, and other required communications ("Notices") to the parties hereto shall be in writing and shall be addressed respectively as follows:

      (a)   If to Royal Blue Exploration Inc.:

                  Royal Blue Exploration Inc.
                  7251 West Lake Mead Blvd, Suite 300
                  Las Vegas, Nevada, 89128

      (b)   If to the Vendor:

                  Multi Metal Mining Corp.
                  6075 Eastern Ave., Suite #1.
                  Las Vegas, NV, 89119-3146

All notices shall be given (i) by personal delivery to the party by leaving a copy at the place specified for notice with a receptionist or an apparently responsible individual, or (ii) by electronic facsimile communication. All notices will be effective and will be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next business day following delivery, and (ii) if by electronic communication, on the next business day following receipt of the electronic communication. A party hereto may change its address for notice by notice to the other party.




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6.10  Counterparts

This Agreement, and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same documents, and all such counterparts will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and executed copies delivered to each party who is a party hereto or thereto. Such delivery may be made by facsimile transmission of the execution page or pages, hereof or thereof, to each of the other parties by the party signing the particular counterpart, provided that forthwith after such facsimile transmission, an originally executed execution page or pages is forwarded by prepaid express courier to the other party by the party signing the particular counterpart.


The parties hereto have executed and delivered this Agreement as of the date first written above.

ROYAL BLUE EXPLORATION INC.


Per:  /s/ Larry Sostad
      ______________________________
      Larry Sostad
      President



MULTI METAL MINING CORP.


Per:  /s/ Larry Sostad
      _______________________________
      Larry Sostad



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                                      SCHEDULE 1

                               DESCRIPTION OF PROPERTY



      CLAIM NAME

      Royal Pit in the Yellow Pine Mining District

      EXPIRY DATE

      June 23, 2007

      LOCATED

      Geographically located in the SW Quarter, Section 7, TWNSP 25 South, Range 60 East Meridian, Clark County Nevada

      Book # 20060119          Instrument # 0002673    Located January 18, 2006





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